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                                                                    EXHIBIT 10.4

    FORM OF NOTICE OF ASSUMPTION OF STOCK OPTIONS FOR THE SILICON GROUP, INC.

TO THE FORMER HOLDERS OF STOCK OPTIONS
ISSUED BY THE SILICON GROUP, INC.

     As you know, The Silicon Group, Inc. ("TSG") was acquired by Synopsys, Inc. on June 29, 2000. As a result of this transaction, Synopsys purchased your outstanding shares of TSG Common Stock and assumed all outstanding stock options to purchase TSG Common Stock held by you.

     Under the Securities Purchase Agreement between Synopsys and you, your options are treated as follows.

     First, your options are now exercisable only for Synopsys Common Stock. The number of shares of Synopsys Common Stock subject to your options is calculated by multiplying the number of shares of TSG Common Stock originally subject to your options by .009197, the "exchange ratio" in the acquisition.

     Second, your per share exercise price has been changed to $0.11 per share, which was calculated by dividing your original exercise price ($0.001 per share) by the exchange ratio. Please note that the aggregate exercise price for your new Synopsys options is the same as the aggregate exercise price for your original TSG options.

     Except for the number of shares and exercise price, your Synopsys stock options have the same terms and conditions, including vesting schedule, as your original TSG stock options. A summary of your new Synopsys options is attached to this memo. Please countersign one copy of this notice and return it to Shareholder Services, Synopsys Mail Stop US01, C2. Please direct any questions regarding your options to Shareholder Services at 650-584-1964.



                                        SYNOPSYS, INC.



                                        By:
                                           -------------------------------------
                                        Title: Assistant Secretary

AGREED AND ACCEPTED:



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Optionee Name

Grant Numbers